UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 13, 2015

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into Material Definitive Agreement
On March 13, 2015, Core Laboratories N.V. and Core Laboratories (U.S.) Interests Holdings, Inc. entered into Amendment No. 1 (the “Amendment”) to their Sixth Amended and Restated Credit Agreement, dated as of August 29, 2014 (together with the Amendment, the “Amended Credit Agreement”), with various financial institutions which are parties to the Amended Credit Agreement (collectively, the “Lenders”), with Bank of America, N.A. also serving as administrative agent for the Lenders, swingline lender and as a letter of credit issuing bank.

The Amended Credit Agreement includes the following changes:

•	Increases the aggregate borrowing commitment under the existing credit facility from $350 million to $400 million, using the accordion feature of the Amended Credit Agreement in its entirety; and

•	Maintains the accordion option to increase the commitment under the credit facility by $50 million (to $450 million), if certain conditions are met.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
                (c)    Exhibits

10.1
Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of March 13, 2015, among Core Laboratories N.V. and Core Laboratories (U.S.) Interests Holdings, Inc. and the lenders party thereto with Bank of America, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: March 16, 2015	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1
Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of March 13, 2015, among Core Laboratories N.V. and Core Laboratories (U.S.) Interests Holdings, Inc. and the lenders party thereto with Bank of America, N.A., as administrative agent.